Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bio-Path Holdings, Inc., including the Prospectus forming a part thereof, of our report dated March 15, 2016, relating to the financial statements for the year ended December 31, 2015, appearing in Bio-Path Holdings, Inc. Annual Report on Form 10-K of for the year ended December 31, 2016.

/s/ Mantyla McReynolds, LLC

Salt Lake City, Utah
February 20, 2018